LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into and effective as of December 01, 2006 (the “Effective Date”), by and between TWSAFE Corp., located at 7FL., No. 428, Dun-Hua Rd., Taichung 406, Taiwan, R.O.C. (Licensee”), and IntelligenTek Corp., a California corporation located at NASA Research Park, Mail Stop 19-46, Room 1071, Moffett Field, CA 94035, USA (“Licensor”).  In consideration of the mutual covenants and agreements contained herein, Licensor and Licensee agree as follows:

Section 1. Definitions.

As used in this Agreement, capitalized terms not otherwise defined herein shall have the following meanings:

1.1

“Core Technology” means any and all technology owned or licensed by Licensor that may be combined with Licensee’s technology for sale as the “Product”.

1.2

“Customized Technology” means any and all technology that may be developed by Licensor in connection with this Agreement, but not including the Core Technology.

1.3

“Intellectual Property Rights” means all current and future worldwide patents, patent applications, trade secrets, trade or service marks, copyrights, copyright registrations and applications therefore, and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States of America, or any other state, country or jurisdiction.

1.4

“Product” means any system whether developed by Licensor or third party, but such product consisting of a combination of the Core Technology and/or Customized Technology as further defined in Exhibit C

1.5

“Territory” means the territory granted to Licensee as defined in Exhibit A.

Section 2.  License.

2.1

License to Distribute and Market.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, during the term of this Agreement, a non-exclusive, nontransferable right and license to market and distribute the “Product” in the Territory, subject to the limitations set forth in Section 2.2.  For the avoidance of doubt, Licensee shall not have any right or license to the Core Technology other than the right to distribute and market the Core Technology as an integrated solution with the “Product”.  Licensor grants no other rights or licenses other than as expressly set forth in this Agreement.

2.2

Limitations to License.  Licensee’s rights set forth in Section 2 are subject to Licensee’s annual revenue from sales of the “Product” increasing 15% over the previous year (“Minimum Annual Increase”).  If Licensee’s yearly revenue for the “Product” fails to achieve the Minimum Increase, then the rights in Section 2.1 may be rescinded upon Licensor’s sole determination.  Furthermore, such rights may be subject to review by Licensor if annual license fee for any year is less than US$100,000.  Licensee shall make best efforts to market and license the “Product” in the Territory.

2.3

Retention of Ownership; Restrictions.  Licensor retains all right, title and interest, including all Intellectual Property Rights and ownership rights, in and to the Core Technology, the Customized Technology, and all modifications thereto.  Licensee agrees not to (and will not knowingly allow others to) reverse engineer, decompile, disassemble, or attempt to discover any source code or underlying ideas or algorithms of the object code of any portion of the “Product”. Licensee agrees to promptly notify Licensor should it become aware of any modification, unauthorized use, or infringement of the “Product”.  Licensee may not reproduce, sublicense, distribute, transfer or dispose of, or otherwise use or exploit, any of the “Product”, in whole or in part, other than as expressly permitted in this Agreement.  Licensee agrees not to sell or market other third party software title that is a direct competitor to the “Product” in the Territory.

2.4

Branding.  Licensee shall provide to Licensor the names, graphics, icons and other material of the “Product” (“Branding Material”) prior to use, and such Branding Material is subject to Licensor approval.  Licensee shall place a Licensor approved graphic stating that the “Product” is “Enabled by IntelligenTek” (or other similarly approved language), on all Branding Material, screen shots, retail packaging, in the manual of the “Product”, on the section of Licensee’s website promoting the “Product”, or as otherwise suggested by Licensor.  Licensee shall have a non-exclusive license to use Licensor’s trademarks in connection with marketing and distributing the “Product”

2.5

License to End User Customers.  Licensee shall require all end users to enter an end user license agreement with the appropriate restrictions usually contained in such end user agreements.

Section 3.

Product and Technical Support.

Licensor shall for two (2) years after delivery of the “Product” to Licensee, Licensor will make reasonable commercial efforts to identify, correct and provide an updated version of the “Product”.  Licensee will be responsible for providing all end user technical support for the “Product”.

Section 4.

 LICENSE FEE; Payments; Accounting.

 4.1

License Fee Payments.  Licensee shall pay license fee for sales of the “Product” at the rate as defined in Exhibit B per each “Product” sold.  Within ninety (90) days following the end of each quarter, Licensee shall provide an accounting of all “Product” sold, less returns or advances, in the preceding quarter, together with any license fee payments payable under this Agreement.

4.2

Right to Audit. The Licensor may, at their own expense and by providing the Licensee with at least thirty (30) days written notice, audit Licensee’s accounting records for the previous twelve (12) calendar months, for the sole purpose of verifying the accuracy of license fee payments. In the event that the results of the audit indicate that there has been any underpayment, then the audited party will promptly pay to the auditing party the amount of the shortfall (together with interest thereon at the rate of 1.5% per month or the highest rate permitted by applicable law, whichever is lower, calculated from the date on which the amount(s) in question should have been paid). If the audit establishes that there has been an underpayment of the greater of Ten Thousand U.S. Dollars ($10,000) or Five Percent (5%) or more of all payments due for the period covered by the audit, then the audited party shall pay, in addition to such shortfall plus interest thereon as calculated above, all expenses in connection with the audit, without limiting any other rights or remedies that may be available to the auditing party.

Section 5.  Confidentiality.

5.1 Confidential Information. Both parties agree to retain in strict confidence all information disclosed to the other party that the disclosing party has designated as being confidential in writing or, if disclosed orally, designated as confidential in writing within thirty (30) days thereof (“Confidential Information”).  Notwithstanding the foregoing, Confidential Information shall include information that the receiving party knew or should have known that such disclosures were treated as confidential by the disclosing party. The terms and conditions of this Agreement including its Exhibits shall be considered Confidential Information. “Confidential Information” will not include information that: (a) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (b) the receiving party can demonstrate to have had rightfully in its possession and without restriction, prior to disclosure hereunder; (c) is independently developed by the receiving party without use of the disclosing party’s Confidential Information, as can be shown by the written records of the receiving party; (d) is lawfully obtained from a third party who has the right to make such disclosure; or (e) is released for publication by the disclosing party in writing.  A receiving party also may disclose Confidential Information to the extent required by a court or other governmental authority, provided that the receiving party promptly notifies the disclosing party of the disclosure requirement and cooperates with the disclosing party (at the latter’s expense and at its request) to resist or limit the disclosure.

5.2Protection of Confidential Information.  Each party agrees to protect the other’s Confidential Information to the same extent that it protects its own confidential information of a similar nature and shall take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information to third parties. If either party provides Confidential Information of the other party to any third party contractor to perform its obligations under this Agreement, then it will ensure that such third party has entered into a written confidentiality agreement protecting such Confidential Information from unauthorized disclosure or improper use.  Each party’s obligation not to disclose Confidential Information shall survive until such information is no longer Confidential.

Section 6.  Warranty, Disclaimer and Indemnity.

Licensor warrants to Licensee that it is the owner of and has the right to license the Core Technology. LICENSOR DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE “ PRODUCT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

Licensor shall indemnify, hold harmless and, at Licensee’s request, defend Licensee from and against any and all claims, damages, losses, and liabilities that are attributable to such claim that the Core Technology violates or infringes any third party intellectual property right; provided that: (a) Licensee gives Licensor prompt notice in writing of any such claim and permits Licensor, through counsel of its own choosing, to resolve all such charges of infringement and defend any such claim or suit; (b) Licensee provides Licensor information, assistance and authority to enable Licensor to defend such claim; and (c) Licensor shall not be responsible for any settlement made by Licensee without Licensor’s prior written permission.

Section 7.  Limitation of Liability.

UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY INCIDENTAL, SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE “ PRODUCT OR OTHERWISE, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR FOR ANY CLAIM OR DEMAND AGAINST EITHER PARTY BY ANY OTHER PARTY, OR OTHER PECUNIARY LOSS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY’S AGGREGATE LIABILITY FOR ANY AND ALL CLAIMS RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT, OR ANY OTHER THEORY OF LIABILITY, EXCEED THE FEES PAID BY LICENSEE UNDER THIS AGREEMENT DURING THE 12 MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY.

Section 8.  Breach and Termination.

This Agreement may be terminated by either party with thirty (30) days prior written notice if the other party continues to materially fail to perform or comply with this Agreement or any of its provisions, after receiving written notice of such non-compliance. Each party’s respective rights and obligations pursuant to Sections 2.3 (“Retention of Ownership; Restrictions”), 5.3 (“Right to Audit”), 6 (“Confidentiality”), 7 (“Limitation of Liability”), 9 (“Breach and Termination”) and 9 (“General”), shall survive expiration or termination of this Agreement; provided, however, the last sentence of Section 2.3 regarding non-competition shall not survive the termination of this Agreement, and Licensee shall be free to sell competitive products upon the termination of this Agreement.

Section 9.  General.

9.1

Trade Restrictions.  Licensee agrees and certifies to use best efforts to ensure that the “Product will not be given, distributed, leased, or otherwise made available to any person, business, entity, governmental unit or government in or of any country which the United States Government, through the Department of Commerce or any other department, lists as a country to whom the distribution or lease of the “Product” is prohibited by law.

9.2

Entire Agreement. This Agreement, including the recitals and all exhibits, as well as the Non-Disclosure Agreement, constitutes the entire agreement between the parties with respect to the subject matter herein, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, regarding such subject matter.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.

9.3

Applicable Law; Personal Jurisdiction; Venue.  This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of California.  All parties to this Agreement agree to submit to personal jurisdiction in the County of Santa Clara, State of California, United States of America.  Any dispute that arises under or relates to this Agreement (whether contract, tort or both) shall exclusively be resolved in the applicable Federal or state court in the County of Santa Clara, State of California, United States of America.  The parties agree that either party’s breach under this Agreement could cause irreparable harm to the non-breaching party.  In addition to any other remedies available at law or in equity, the parties agree that, in the event of any such breach, the non-breaching party will have the right to apply, without the need for posting any bond or comparable security, for the entry of an immediate order to restrain or enjoin the breach and otherwise specifically to enforce the applicable provision of this Agreement.  If any party institutes any action or proceeding in connection with this Agreement, the prevailing party shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees (including pre-judgment and post-judgment) and costs.

9.4

Miscellaneous.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  No supplement, modification or amendment to this Agreement will be binding unless executed in writing by both parties.  Any term or provision of this Agreement may be waived in writing at any time by the party entitled to the benefit thereof.  No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. Neither party may assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, provided, however, that Licensor may assign this Agreement in connection with a merger, sale of assets, reorganization or similar transaction where a majority of the equity interest of Licensor is transferred.

The parties have signed and delivered this Agreement as of the date first above written.

“Licensor”

“Licensee“

By:________________________

By:________________________

Title:  Julius Lin, CTO

Title:  Raymond Chen, VP

EXHIBIT A

TERRITORY

EXHIBIT B

PRICE LIST

The license fee is US$5 per camera that associated with a copy of Object Left/Removed software.

EXHIBIT C

LICENSED “PRODUCT” DESCRIPTION

The Product provided by IntelligenTek in this Agreement is used for the detection of Object Left/Removed.  The Product is a software API or Class and integrated into the management system of TWSafe IP camera system.

The Object Left/Removed product can be installed at indoor locations for surveillance and security purposes.  "Object Left" is usually used in public places such as airports, train stations, hospitals, buildings, city centers, etc. to detect objects and/or baggage left unattended.  "Object Removed" is used for asset protection settings such as museums, manufacturing facilities, exhibition arenas, stores, homes, etc.

The characteristics of Product are described as follows.

(1)

Dynamic and Automatic background learning: There is no need to clean the scenario for background learning initially, such as street, mall, …, etc

(2)

Plug-And-Play capability

(3)

Identify objects which been left or removed

(4)

Identify multi-object left or removed

(5)

Multiple ignored areas for unnecessary detection (Number of ignored area ≤ 5)

(6)

Adaptive to process various image frame rates (1~30 frames/sec)

(7)

Accommodate to the frame size of QVGA (320*240), NTSC (352*240), and PAL (352*288)

(8)

Maximum and minimum size of objects: from quarter size of image frame to 10x10 [pixels] respectively

(9)

Detection can adapt to lighting change and shadow

Requirement Specifications for the Object Left/Removed Detection

1.

System Requirements (Features) for Object Left/Removed detection from TwSafe

[Standard Identification for 16-port AP Software]

(1)

System shall identify object(s) which has/have been removed

(2)

System shall identify object(s) which has/have been left

(3)

System shall send messages to IP camera software and trigger alarm to AP

(4)

System shall identify multi-object left/removed

(5)

Location of particular selected object

(6)

System can detect direction of moving object

1.

System Architecture

(picture on original)

2.

Input for API of IntelligenTek from TWSafe’s IP camera system

(a)

Bitmap or YUV444 format is the format of image stream from IP camera system.

(b)

TwSafe will provide a function call to send the successive image stream as the input of API for Object Left/Removed Detection.

(c)

The parameters provided by above function call include

1.

*Bitmap (frame image data),

2.

image Height,

3.

image Width,

4.

color Type (24 bits),

5.

Number of ignored area (maximum=5)

(d)

The API will be merged into the AP of TwSafe’s IP camera system.

3.

The specifications for video image of TWSafe’s IP cameras

(1)

QVGA : 320*240/frame, 30 frames/sec

(2)

NTSC :  352*240/frame, 30 frames/sec

(3)

PAL :     352*288/frame, 25 frames/sec

4.

Requirement Specifications of the API for Object Left/Removed Detection

(a)

API shall provide the detection and alarm for object left and removed.

(b)

API shall identify multi-object left/removed (classification, connected element)

(c)

People shall be discriminated from left/removed objects

(d)

Object Left/Removed detection shall resist the change of light and shadow

(e)

API shall accommodate to different resolution and size of image frame

(f)

API shall accommodate the processing to different image frame rate

(g)

Output parameters of API need to be provided are as follows.

1.

Number of objects

2.

Object ID

3.

Time that the object is left/removed

4.

Index used for alarm to identify object is left or removed

5.

Central coordinate of left/removed object in image frame

6.

Objects size of the left/removed object

(h)

System Configuration

1.

Minimum Size (x, y) of objects: 10 x 10 [pixels].

2.

Maximum Size of objects: quarter size of input image frame [pixels].

3.

Minimum luminance (LUX) that objects still can be detected and identified correctly is configurable, [TBD] LUX is the default.

4.

Color Space selection for image stream : YUV444

5.

Frame/sec for video image stream is configurable, from 30 to 1.

5.

HW specification of the TwSafe’s IP camera system

(a)

CPU：Pentium-4 3.0GHz

(b)

RAM：1.0 GB

(c)

Hard Disk：≥ 180 GB

6.

To merge APIs into TwSafe’s IP camera system

(a)

Fed image frames are controlled by TwSafe’s SW

(b)

Required CPU time shall be estimated according to above HW spec.

(c)

If API can’t process in real-time, the frame rate should be adjusted or upgrade the HW specification.

*** Merge Structure for Object Left/Removed Detection with TwSafe’ AP ***

#ifndef Unit2H

#define Unit2H

// ============================================================

// Parameters between API of Object Left/Removed Detection and AP

//

struct Point{int X, int Y};

//

// Coordinate for ignored rectangle

//

Struct Rect{Point pUL, Point pLR};

// UL : Upper-Left, LR : Lower-Right

//

struct OutParameter{

unsigned int

obj_ID;

// Object ID

string

time;

// Time in "yyyymmdd_hhmmss" format

bool

obj_index;

// Index for object used for alarm,

// 0 for object removed; 1 for object left

Point

obj_coord;

// Central coordinate of object, (x, y)

Point

obj_size;

// Object size, (Nx, Ny)

};

typedef void (*_CallBack)(int Status, OutParameter *OutParam , int N);

// ============================================================

class ObjectTracking

{

private:

    _CallBack pCallBack;

public:

    ObjectTracking();

    ~ObjectTracking();

    void setCallback(_CallBack claaback);

//

    void Tracking(char *pBuffer, int buffer_length, int img_height, int img_width,

    Rect* pIgnored_rects, int ignored_blocks); [TBR] // According to AP structure

};

#endif